Exhibit 99.1

Femasys Inc. Announces Enrollment Completion for Stage 2 Study of FemBloc for Permanent Birth Control

- Company remains on track to file an investigational device exemption (IDE) for a pivotal trial to support a pre-market authorization (PMA) in the first quarter of 2023-

ATLANTA, October 6, 2022 -- Femasys Inc. (NASDAQ: FEMY), a biomedical company aiming to meet women's needs worldwide by developing a suite of product candidates that include minimally invasive, in-office technologies for reproductive health, today announced enrollment completion for its Stage 2 study of FemBloc®, a first-of-its-kind, nonsurgical, in-office solution in development for permanent birth control.

“Achieving this clinical milestone brings us one step closer to bringing FemBloc to as many women as possible,” said Edward Evantash, M.D., chief medical officer of Femasys. “Efficiently advancing FemBloc remains a priority for us to provide a safe and effective permanent contraceptive option to women in need. Continuing the advancement of this program and the additional product candidates in our portfolio exemplifies our long-lasting dedication to meaningfully disruptive technologies for women’s healthcare.”

Kathy Lee-Sepsick, founder, president and chief executive officer of Femasys, added, “It has been Femasys’ mission from day one to bring an option to women that is non-surgical that eliminates the need for anesthesia, incisions, and permanent implants.  FemBloc has been studied extensively for safety and we look forward to the pivotal trial to establish effectiveness. It has just recently been reported in the largest study to date that tubal ligation, a surgical approach that has been around for over 100 years, typically comes with the risk of at least a 6% chance of pregnancy1. We hope FemBloc can offer women a convenient and reliable alternative method, should they make the decision for permanent birth control.”

The Stage 2 study is a prospective, multi-center, feasibility study (NCT04273594) validating the confirmation test required after FemBloc to determine procedure success by comparing an ultrasound approach to the traditional radiology approach. Femasys intends to continue follow-up to monitor the safety of the subjects for a total duration of approximately 68 months after the FemBloc procedure.

About Femasys

Femasys Inc. is a biomedical company aiming to meet women's needs worldwide by developing a suite of product candidates that include minimally invasive, in-office technologies for reproductive health. Its two lead product candidates are FemBloc® permanent birth control and FemaSeed® localized directional insemination for infertility. The Company’s product for fallopian tube assessment by ultrasound, FemVue®, and FemCerv®, an endocervical tissue sampler are currently being marketed in the United States. Femasys is also advancing FemCath™, an intrauterine catheter for selective evaluation of the fallopian tubes intended to be marketed alongside its other women-specific medical products in the physician’s office setting. To learn more, visit www.femasys.com or follow us on Twitter and LinkedIn.

Reference:
1Gariepy, A.M., et al. Comparative effectiveness of hysteroscopic and laparoscopic sterilization for women: a retrospective cohort study. Fertility and Sterility. Vol. 117, Issues 6 (2022). DOI: https://doi.org/10.1016/j.fertnstert.2022.03.001

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our product candidates; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021 and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors
Chuck Padala
LifeSci Advisors, LLC
+1-917-741-7792
chuck@lifesciadvisors.com

Media
Karissa Cross, Ph.D.
LifeSci Communications
kcross@lifescicomms.com

Femasys Inc.
Investor Contact:
IR@femasys.com

Media Contact:
Media@femasys.com